Exhibit 99.1

For Immediate Release

Tuesday, January 22, 2013

APOGEE PLANS AN INVESTMENT IN

ITS ARCHITECTURAL GLASS SUBSIDIARY, VIRACON

MINNEAPOLIS, MN (January 22, 2013) – Apogee Enterprises, Inc. today indicated that it plans to invest in the manufacturing process of its architectural glass subsidiary, Viracon. The 18-month project, which requires an investment of more than $30 million that will be spent during three fiscal years, will improve efficiencies and allow Viracon to offer the new products required to strengthen its competitive position.

Apogee is comparing the cost and benefits of making this investment in one of Viracon’s two largest locations, either in Owatonna, MN or Statesboro, GA. As part of this effort, Apogee is pursuing state and local support for both locations to ensure that the investment is made in the location that best strengthens Viracon’s competitive position.

Viracon glass creates the distinctive look of many buildings globally, including every major project at the World Trade Center reconstruction in New York City; Petronas Towers in Kuala Lumpur, Malaysia, among the tallest buildings in the world; and the Xcel Energy Center, the University of Minnesota TCF Stadium, the Minneapolis Central Library and Best Buy headquarters in Minnesota. Viracon currently employs approximately 2,000 people in the United States, with more than 1,000 located in Owatonna. Prior to the recession, it employed approximately 3,000.

ABOUT APOGEE ENTERPRISES

Apogee Enterprises, Inc. (www.apog.com), headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products, services and systems for the architectural and picture framing industries.

FORWARD-LOOKING STATEMENTS

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: operational risks within (A) the architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen project delays and cancellations; ii) economic conditions, material cost increases and the cyclical nature of the North American and Latin American commercial construction industries; iii) product performance,

Apogee Enterprises, Inc.  •  4400 West 78th Street  •  Minneapolis, MN 55435  •  (952) 835-1874  •  www.apog.com

Apogee Enterprises, Inc.

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reliability, execution or quality problems that could delay payments, increase costs, impact orders or lead to litigation; and iv) the segment’s ability to fully and efficiently utilize production capacity; and (B) the large-scale optical segment: i) markets that are impacted by consumer confidence and trends; ii) dependence on a relatively small number of customers; iii) changing market conditions, including unfavorable shift in product mix and new competition; and iv) ability to fully and efficiently utilize production capacity. Additional factors include: i) revenue and operating results that are volatile; ii) financial market disruption which could impact company, customer and supplier credit availability; iii) self-insurance risk related to a material product liability event and to health insurance programs; iv) cost of compliance with governmental regulations relating to hazardous substances; and v) foreign currency risk related to certain continuing operations. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2012.

Contact:	Mary Ann Jackson, Apogee Enterprises, Inc. 952-487-7538 mjackson@apog.com

Apogee Enterprises, Inc.  •  4400 West 78th Street  •  Minneapolis, MN 55435  •  (952) 835-1874  •  www.apog.com